Exhibit 99.3

SUPPLEMENTAL OPERATING & FINANCIAL DATA

THIRD QUARTER ENDED SEPTEMBER 30, 2026

EPR Properties®

The Diversified Experiential REIT®

Q3 2026 Supplemental	Page 2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this document reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our ongoing negotiations to exit from certain joint ventures or the ultimate terms of any such exit, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 24 through 26 for definitions of certain non-GAAP financial measures used in this document and the reconciliations of certain non-GAAP measures on pages 9 and 10 and in the Appendix on pages 27 through 31.

Q3 2026 Supplemental	Page 3

COMPANY PROFILE

THE COMPANY	COMPANY STRATEGY
EPR Properties ("we," "us," "our," "EPR" or the "Company") is a self-administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust ("REIT"), and an initial public offering was completed on November 18, 1997.	Our primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations As Adjusted ("FFOAA") and dividends per share.
Our strategic growth is focused on acquiring or developing a diversified portfolio of experiential real estate venues which create value by facilitating out-of-home congregate entertainment, recreation and leisure experiences where consumers choose to spend their discretionary time and money. This strategy is driven by the long-term trends of the growing experience economy.
Since that time, the Company has been a leading Experiential net lease REIT, specializing in select enduring experiential properties. We are focused on growing our Experiential portfolio with properties that offer a variety of enduring, congregate entertainment, recreation and leisure activities. Separately, our Education portfolio is a legacy investment that provides additional geographic and operator diversity.
This focus is consistent with our depth of knowledge across each of our property types, creating a competitive advantage that allows us to more quickly identify key market trends. We deliberately apply information and our ingenuity to target properties that represent logical extensions within each of our existing property types or potential future investments.

EXPERIENTIAL PORTFOLIO

- Theatres
- Eat & Play
- Ski
- Attractions
- Experiential Lodging
- Gaming
- Fitness & Wellness
- Cultural
- Live Venues

EDUCATION PORTFOLIO

As part of our strategic planning and portfolio management process we assess new opportunities against the following underwriting principles:

BUILDING THE PREMIER EXPERIENTIAL REAL ESTATE PORTFOLIO

Q3 2026 Supplemental	Page 4

INVESTOR INFORMATION
SENIOR MANAGEMENT

Greg Silvers	Mark Peterson
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Tonya Mater	Ben Fox
Senior Vice President and Chief Accounting Officer	Executive Vice President and Chief Investment Officer

Paul Turvey	Elizabeth Grace
Senior Vice President, General Counsel and Secretary	Senior Vice President - Human Resources and Administration

Brian Moriarty	Gwen Johnson
Senior Vice President - Corporate Communications	Senior Vice President - Asset Management

COMPANY INFORMATION

CORPORATE HEADQUARTERS	TRADING SYMBOLS
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
816-472-1700	Preferred Stock:
www.eprkc.com	EPR-PrC
STOCK EXCHANGE LISTING	EPR-PrE
New York Stock Exchange	EPR-PrG

EQUITY RESEARCH COVERAGE

Bank of America Merrill Lynch	Jana Galan	646-855-5042
Citi Global Markets	Nick Joseph/Smedes Rose	212-816-6243
Citizens Capital Markets & Advisory	Mitch Germain	212-906-3537
Huntington Capital Markets	Rob Stevenson	212-845-6139
J.P. Morgan	Anthony Paolone	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
KeyBanc Capital Markets	Todd Thomas/Upal Rana	917-368-2286
Raymond James & Associates	RJ Milligan	727-567-2585
RBC Capital Markets	Michael Carroll	440-715-2649
Stifel	Simon Yarmak	443-224-1345
Truist	Michael Lewis	212-319-5659
UBS	Michael Goldsmith	212-713-2951
Wells Fargo	James Feldman	212-214-5326
EPR Properties is followed by the analysts identified above. Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management. EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q3 2026 Supplemental	Page 5

SELECTED FINANCIAL INFORMATION
(UNAUDITED, DOLLARS AND SHARES IN THOUSANDS)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
OPERATING INFORMATION:	2026	2025	2026	2025
Revenue	$204,102	$182,306	$581,433	$535,407
Net income available to common shareholders of EPR Properties	94,137	60,554	211,841	189,928
EBITDAre (1)	164,002	136,371	463,422	404,733
Adjusted EBITDAre (1)	165,025	147,074	460,747	417,017
Interest expense, net	40,310	33,238	113,348	99,505
Capitalized interest	152	758	740	3,154
Straight-lined rental revenue	4,658	3,541	13,154	12,075
Percentage rent and participating interest	9,792	7,042	17,153	16,721
Dividends declared on preferred shares	5,984	6,032	18,056	18,104
Dividends declared on common shares	71,249	67,376	211,231	200,464
General and administrative expense	14,809	14,001	43,027	41,255
	SEPTEMBER 30,
BALANCE SHEET INFORMATION:	2026	2025
Total assets	$6,179,378	$5,543,897
Accumulated depreciation	1,830,912	1,671,309
Cash and cash equivalents	52,354	13,710
Total assets before accumulated depreciation less cash and cash equivalents (gross assets)	7,957,936	7,201,496
Debt	3,350,241	2,768,387
Deferred financing costs, net	24,754	15,205
Net debt (1)	3,322,641	2,769,882
Estimated net proceeds from forward sale agreements (2)	134,580	—
Proforma net debt (1)	3,188,061	2,769,882
Equity	2,337,414	2,328,782
Common shares outstanding	76,613	76,138
Total market capitalization (using EOP closing price and liquidation values) (3)	7,990,553	7,557,640
Debt to total assets ratio	54%	50%
Net debt to total market capitalization ratio (1)	42%	37%
Net debt to gross assets ratio (1)	42%	38%
Proforma net debt/gross assets ratio (1)	40%	n/a
Net debt/Adjusted EBITDAre ratio (1) (4)	5.0	4.7
Proforma net debt/Adjusted EBITDAre ratio (1) (4)	4.8	n/a
Net debt/Annualized adjusted EBITDAre ratio (1) (5)	5.1	4.9
Proforma net debt/Annualized adjusted EBITDAre ratio (1) (5)	4.9	n/a
(1) See pages 24 through 26 for definitions. See calculation on page 30, as applicable.
(2) Represents proforma adjustment for estimated net proceeds from forward sale agreements that have not settled as if they had been physically settled for cash as of the date presented.
(3) See calculation on page 15.
(4) Adjusted EBITDAre in this calculation is for the three-month period multiplied by four. See pages 24 through 26 for definitions. See calculation on page 30.
(5) Annualized adjusted EBITDAre is adjusted EBITDAre for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other items, which is then multiplied by four. These calculations can be found on page 30 under the reconciliation of Adjusted EBITDAre and Annualized Adjusted EBITDAre. See pages 24 through 26 for definitions.

Q3 2026 Supplemental	Page 6

SELECTED BALANCE SHEET INFORMATION
(UNAUDITED, DOLLARS IN THOUSANDS)

ASSETS	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025
Real estate investments	$6,791,516	$6,755,716	$6,346,438	$6,209,145	$6,051,937	$6,044,295
Less: accumulated depreciation	(1,830,912)	(1,801,757)	(1,756,760)	(1,714,886)	(1,671,309)	(1,641,916)
Land held for development	20,168	20,168	20,168	20,168	20,168	20,168
Property under development	52,105	10,046	23,377	54,905	67,381	84,195
Operating lease right-of-use assets	211,134	199,192	166,646	170,755	168,730	177,919
Mortgage notes and related accrued interest receivable, net	639,618	616,881	614,759	679,254	696,438	666,154
Investment in joint ventures	11,248	8,693	9,684	12,316	14,046	9,680
Cash and cash equivalents	52,354	16,197	68,465	90,577	13,710	12,955
Restricted cash	4,923	4,388	6,091	8,071	15,982	15,765
Accounts receivable	107,066	111,421	101,230	97,855	92,291	94,514
Other assets	120,158	111,168	82,714	71,602	74,523	77,151
Total assets	$6,179,378	$6,052,113	$5,682,812	$5,699,762	$5,543,897	$5,560,880
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$95,530	$78,750	$100,697	$99,392	$113,475	$101,543
Operating lease liabilities	243,740	231,884	200,118	204,747	203,269	216,411
Common dividends payable	23,750	23,730	23,717	22,463	22,461	22,454
Preferred dividends payable	5,984	6,032	6,032	6,032	6,032	6,032
Unearned rents and interest	122,719	109,280	104,701	108,546	101,491	90,379
Line of credit	—	360,000	—	—	379,000	405,000
Deferred financing costs, net	(24,754)	(21,579)	(23,215)	(25,181)	(15,205)	(16,622)
Other debt	3,374,995	2,954,592	2,954,592	2,954,592	2,404,592	2,404,592
Total liabilities	3,841,964	3,742,689	3,366,642	3,370,591	3,215,115	3,229,789
Equity:
Common shares and additional paid-in capital	4,001,737	3,996,545	3,991,743	3,978,935	3,973,626	3,968,520
Preferred shares at par value	147	148	148	148	148	148
Treasury shares	(308,561)	(308,561)	(308,433)	(295,290)	(295,268)	(295,258)
Accumulated other comprehensive (loss) income	(860)	(771)	609	1,037	(587)	(4)
Distributions in excess of net income	(1,355,049)	(1,377,937)	(1,367,897)	(1,355,659)	(1,349,137)	(1,342,315)
Total equity	2,337,414	2,309,424	2,316,170	2,329,171	2,328,782	2,331,091
Total liabilities and equity	$6,179,378	$6,052,113	$5,682,812	$5,699,762	$5,543,897	$5,560,880

Q3 2026 Supplemental	Page 7

SELECTED OPERATING DATA
(UNAUDITED, DOLLARS IN THOUSANDS)

	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025
Rental revenue	$175,290	$169,033	$155,185	$157,057	$154,838	$150,351
Other income (1)	14,230	11,764	10,070	9,603	12,135	12,218
Mortgage and other financing income	14,582	15,282	15,997	16,290	15,333	15,499
Total revenue	204,102	196,079	181,252	182,950	182,306	178,068
Property operating expense	15,702	15,366	15,353	14,862	14,478	14,661
Other expense (1)	12,690	11,064	10,989	10,013	11,173	11,959
General and administrative expense	14,809	13,976	14,242	14,575	14,001	13,230
Retirement and severance expense	—	—	1,423	1,901	1,094	—
Transaction costs	187	45	293	471	492	669
Provision (benefit) for credit losses, net	836	138	(5,597)	(985)	9,117	997
Depreciation and amortization	51,080	48,630	44,957	43,582	42,409	42,080
Total operating expenses	95,304	89,219	81,660	84,419	92,764	83,596
Gain on real estate transactions	30,457	182	1,027	5,297	8,073	16,779
Income from operations	139,255	107,042	100,619	103,828	97,615	111,251
Costs associated with loan refinancing or payoff	605	—	—	—	—	—
Interest expense, net	40,310	38,275	34,763	33,574	33,238	33,246
Equity in (income) loss from joint ventures	(2,555)	984	2,632	2,396	(2,934)	1,681
Income before income taxes	100,895	67,783	63,224	67,858	67,311	76,324
Income tax expense	774	617	614	954	725	681
Net income	100,121	67,166	62,610	66,904	66,586	75,643
Preferred dividend requirements	5,984	6,040	6,032	6,040	6,032	6,040
Net income available to common shareholders of EPR Properties	$94,137	$61,126	$56,578	$60,864	$60,554	$69,603

(1) Other income and other expense consist primarily of results from the Company's properties operated through third-party managers.

Q3 2026 Supplemental	Page 8

FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
FUNDS FROM OPERATIONS ("FFO") (1):	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025
Net income available to common shareholders of EPR Properties	$94,137	$61,126	$56,578	$60,864	$60,554	$69,603
Gain on real estate transactions	(30,457)	(182)	(1,027)	(5,297)	(8,073)	(16,779)
Real estate depreciation and amortization	50,938	48,468	44,797	43,417	42,257	41,939
Allocated share of joint venture depreciation	999	996	996	1,000	989	985
FFO available to common shareholders of EPR Properties	$115,617	$110,408	$101,344	$99,984	$95,727	$95,748
FFO available to common shareholders of EPR Properties	$115,617	$110,408	$101,344	$99,984	$95,727	$95,748
Add: Preferred dividends for Series C preferred shares	1,890	1,938	1,938	1,938	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Diluted FFO available to common shareholders of EPR Properties	$119,445	$114,284	$105,220	$103,860	$99,603	$99,624
FUNDS FROM OPERATIONS AS ADJUSTED ("FFOAA") (1):
FFO available to common shareholders of EPR Properties	$115,617	$110,408	$101,344	$99,984	$95,727	$95,748
Retirement and severance expense	—	—	1,423	1,901	1,094	—
Transaction costs	187	45	293	471	492	669
Provision (benefit) for credit losses, net	836	138	(5,597)	(985)	9,117	997
Costs associated with loan refinancing or payoff	605	—	—	—	—	—
Deferred income tax expense (benefit)	146	255	114	(170)	(53)	(93)
FFO as adjusted available to common shareholders of EPR Properties	$117,391	$110,846	$97,577	$101,201	$106,377	$97,321
FFO as adjusted available to common shareholders of EPR Properties	$117,391	$110,846	$97,577	$101,201	$106,377	$97,321
Add: Preferred dividends for Series C preferred shares	1,890	1,938	1,938	1,938	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Diluted FFO as adjusted available to common shareholders of EPR Properties	$121,219	$114,722	$101,453	$105,077	$110,253	$101,197
FFO per common share:
Basic	$1.51	$1.44	$1.33	$1.31	$1.26	$1.26
Diluted	1.47	1.41	1.31	1.29	1.23	1.24
FFO as adjusted per common share:
Basic	$1.53	$1.45	$1.28	$1.33	$1.40	$1.28
Diluted	1.49	1.42	1.26	1.30	1.37	1.26
Shares used for computation (in thousands):
Basic	76,597	76,521	76,326	76,141	76,127	76,083
Diluted	77,239	77,017	76,573	76,654	76,668	76,571
Effect of dilutive Series C preferred shares	2,332	2,380	2,371	2,361	2,352	2,344
Effect of dilutive Series E preferred shares	1,677	1,674	1,672	1,670	1,668	1,667
Adjusted weighted-average shares outstanding - diluted Series C and Series E	81,248	81,071	80,616	80,685	80,688	80,582
(1) See pages 24 through 26 for definitions.

Q3 2026 Supplemental	Page 9

ADJUSTED FUNDS FROM OPERATIONS
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
ADJUSTED FUNDS FROM OPERATIONS ("AFFO") (1):	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025
FFO available to common shareholders of EPR Properties	$115,617	$110,408	$101,344	$99,984	$95,727	$95,748
Adjustments:
Retirement and severance expense	—	—	1,423	1,901	1,094	—
Transaction costs	187	45	293	471	492	669
Provision (benefit) for credit losses, net	836	138	(5,597)	(985)	9,117	997
Costs associated with loan refinancing or payoff	605	—	—	—	—	—
Deferred income tax expense (benefit)	146	255	114	(170)	(53)	(93)
Non-real estate depreciation and amortization	142	162	160	165	152	141
Deferred financing fees amortization	3,100	2,699	2,672	2,380	2,120	2,102
Share-based compensation expense to management and trustees	4,929	4,296	4,099	3,643	3,907	3,912
Amortization of above/below market leases, net and tenant allowances	167	(75)	(81)	(81)	(81)	(81)
Straight-lined rental revenue	(4,658)	(5,006)	(3,490)	(4,025)	(3,541)	(5,137)
Straight-lined ground sublease expense	377	(282)	(49)	(35)	(4)	—
Non-cash portion of mortgage and other financing income	(379)	(381)	(546)	(343)	(296)	(566)
AFFO available to common shareholders of EPR Properties	$121,069	$112,259	$100,342	$102,905	$108,634	$97,692
AFFO available to common shareholders of EPR Properties	$121,069	$112,259	$100,342	$102,905	$108,634	$97,692
Add: Preferred dividends for Series C preferred shares	1,890	1,938	1,938	1,938	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Diluted AFFO available to common shareholders of EPR Properties	$124,897	$116,135	$104,218	$106,781	$112,510	$101,568

Weighted average diluted shares outstanding (in thousands)	77,239	77,017	76,573	76,654	76,668	76,571
Effect of dilutive Series C preferred shares	2,332	2,380	2,371	2,361	2,352	2,344
Effect of dilutive Series E preferred shares	1,677	1,674	1,672	1,670	1,668	1,667
Adjusted weighted-average shares outstanding - diluted	81,248	81,071	80,616	80,685	80,688	80,582

AFFO per diluted common share	$1.54	$1.43	$1.29	$1.32	$1.39	$1.26
Dividends declared per common share	$0.930	$0.930	$0.900	$0.885	$0.885	$0.885
AFFO payout ratio (2)	60%	65%	70%	67%	64%	70%

(1) See pages 24 through 26 for definitions, including a change to the Company's definition and calculation of AFFO. The Company has recast AFFO for all periods presented to reflect this change.
(2) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

Q3 2026 Supplemental	Page 10

CAPITAL STRUCTURE AS OF SEPTEMBER 30, 2026
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT
PRINCIPAL PAYMENTS DUE ON DEBT:
	BONDS/TERM LOAN/OTHER (2)	UNSECURED CREDIT FACILITY (1) (2)	UNSECURED SENIOR NOTES	TOTAL	WEIGHTED AVG INTEREST RATE
YEAR
2026	$—	$—	$450,000	$450,000	4.75%
2027	—	—	450,000	450,000	4.50%
2028	—	—	400,000	400,000	4.95%
2029	—	—	500,000	500,000	3.75%
2030	—	—	550,000	550,000	4.75%
2031	—	—	400,000	400,000	3.60%
2032	600,000	—	—	600,000	5.02%
2033	—	—	—	—	—%
2034	—	—	—	—	—%
2035	—	—	—	—	—%
2036	—	—	—	—	—%
Thereafter	24,995	—	—	24,995	4.10%
Less: deferred financing costs, net	—	—	—	(24,754)	—%
Total	$624,995	$—	$2,750,000	$3,350,241	4.50%

		BALANCE	WEIGHTED AVG INTEREST RATE	WEIGHTED AVG MATURITY
Fixed rate unsecured debt		$2,750,000	4.39%	2.46
Variable rate secured debt		24,995	4.10%	20.84
Variable rate unsecured debt		600,000	5.02%	5.30
Less: deferred financing costs, net		(24,754)	—%	—
Total		$3,350,241	4.50%	3.10

(1) Unsecured Revolving Credit Facility Summary:
		BALANCE		RATE
	COMMITMENT	AT 9/30/2026	MATURITY	AT 9/30/2026

	$1,000,000	$—	July 17, 2030	4.87%

(2) During the three months ended September 30, 2026, the Company entered into a Fifth Amended, Restated and Consolidated Credit Agreement (the "Amended Credit Agreement") governing its $1.0 billion senior unsecured revolving credit facility and a new $600.0 million senior unsecured delayed draw term loan facility. The Amended Credit Agreement, among other things, extended the maturity date of the revolver to July 17, 2030, with two six-month extension options, subject to the payment of additional fees and the satisfaction of customary conditions and generally reduced the interest rate payable on outstanding loans by five basis points. The $600.0 million senior unsecured delayed draw term loan facility was fully drawn by the Company as of September 30, 2026. The new term loan bears interest based on the Company's credit ratings (SOFR plus 115 basis points at closing) and matures on January 17, 2032. The Amended Credit Agreement also includes a $1.0 billion accordion feature pursuant to which the maximum borrowing amount under the combined facilities can be increased from $1.6 billion to $2.6 billion, in each case, subject to lender consent and customary conditions.

Q3 2026 Supplemental	Page 11

CAPITAL STRUCTURE AS OF SEPTEMBER 30, 2026 AND DECEMBER 31, 2025
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT (continued)

SUMMARY OF DEBT:	September 30, 2026	December 31, 2025
Senior unsecured notes payable, 4.56%, paid in full on August 24, 2026	$—	$179,597
Senior unsecured notes payable, 4.75%, due December 15, 2026	450,000	450,000
Senior unsecured notes payable, 4.50%, due June 1, 2027	450,000	450,000
Senior unsecured notes payable, 4.95%, due April 15, 2028	400,000	400,000
Senior unsecured notes payable, 3.75%, due August 15, 2029	500,000	500,000
Unsecured revolving variable rate credit facility, SOFR + 1.00%, due July 17, 2030 (1)	—	—
Senior unsecured notes payable, 4.75%, due November 15, 2030	550,000	550,000
Senior unsecured notes payable, 3.60%, due November 15, 2031	400,000	400,000
Unsecured term loan payable, SOFR + 1.15%, due January 17, 2032 (1)	600,000	—
Bonds payable, variable rate, due August 1, 2047	24,995	24,995
Less: deferred financing costs, net	(24,754)	(25,181)
Total debt	$3,350,241	$2,929,411

(1) During the three months ended September 30, 2026, the Company entered into a Fifth Amended, Restated and Consolidated Credit Agreement (the "Amended Credit Agreement") governing its $1.0 billion senior unsecured revolving credit facility and a new $600.0 million senior unsecured delayed draw term loan facility. The Amended Credit Agreement, among other things, extended the maturity date of the revolver to July 17, 2030, with two six-month extension options, subject to the payment of additional fees and the satisfaction of customary conditions and generally reduced the interest rate payable on outstanding loans by five basis points. The $600.0 million senior unsecured delayed draw term loan facility was fully drawn by the Company as of September 30, 2026. The new term loan bears interest based on the Company's credit ratings (SOFR plus 115 basis points at closing) and matures on January 17, 2032. The Amended Credit Agreement also includes a $1.0 billion accordion feature pursuant to which the maximum borrowing amount under the combined facilities can be increased from $1.6 billion to $2.6 billion, in each case, subject to lender consent and customary conditions.

Q3 2026 Supplemental	Page 12

CAPITAL STRUCTURE
SENIOR NOTES

SENIOR DEBT RATINGS AS OF SEPTEMBER 30, 2026

Moody's	Baa3 (stable)
Fitch	BBB- (stable)
Standard and Poor's	BBB- (stable)

SUMMARY OF COVENANTS

The Company had outstanding public senior unsecured notes with fixed interest rates of 3.60%, 3.75%, 4.50%, 4.75% and 4.95% at September 30, 2026. Interest on these notes is paid semiannually. These public senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets of not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 3.60%, 3.75%, 4.50%, 4.75% and 4.95% public senior unsecured notes, as defined and calculated per the Company's interpretation of the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles ("GAAP") measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance. The actual amounts as of September 30, 2026 and June 30, 2026 are:

		Actual	Actual
NOTE COVENANTS	Required	3rd Quarter 2026 (1)	2nd Quarter 2026 (1)
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	43%	43%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	—%	—%
Limitation on incurrence of debt: Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service) - trailing twelve months	≥ 1.5x	4.2x	4.2x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	232%	232%

(1) See page 14 for details of calculations.

Q3 2026 Supplemental	Page 13

CAPITAL STRUCTURE
SENIOR NOTES
(UNAUDITED, DOLLARS IN THOUSANDS)

COVENANT CALCULATIONS

TOTAL ASSETS:	September 30, 2026		TOTAL DEBT:		September 30, 2026
Total Assets per balance sheet	$6,179,378		Secured debt obligations		$24,995
Add: accumulated depreciation	1,830,912		Unsecured debt obligations:
Less: intangible assets, net	(70,700)		Unsecured debt		3,350,000
Total Assets	$7,939,590		Outstanding letters of credit		—
			Guarantees		10,000
TOTAL UNENCUMBERED ASSETS:	September 30, 2026		Derivatives at fair market value, net, if liability		—
Total Assets, per above	$7,939,590		Total unsecured debt obligations:		$3,360,000
Less: investment in joint ventures	(11,248)		Total Debt		$3,384,995
Less: accounts receivable	(107,066)
Less: encumbered assets	(25,665)
Total Unencumbered Assets	$7,795,611

CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE:	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	TRAILING TWELVE MONTHS
Adjusted EBITDAre	$165,025	$156,187	$139,535	$142,620	$603,367
Less: straight-line revenue, net, included in adjusted EBITDAre	(4,658)	(5,006)	(3,490)	(4,025)	(17,179)
Less: joint venture EBITDA	(4,124)	(514)	1,133	880	(2,625)
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE	$156,243	$150,667	$137,178	$139,475	$583,563

ANNUAL DEBT SERVICE:
Interest expense, gross	$40,704	$38,830	$35,893	$34,768	$150,195
Less: deferred financing fees amortization	(3,100)	(2,699)	(2,672)	(2,380)	(10,851)
ANNUAL DEBT SERVICE	$37,604	$36,131	$33,221	$32,388	$139,344

DEBT SERVICE COVERAGE	4.2	4.2	4.1	4.3	4.2

Q3 2026 Supplemental	Page 14

CAPITAL STRUCTURE AS OF SEPTEMBER 30, 2026
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT SHARE INFORMATION)

EQUITY
SECURITY	SHARES OUTSTANDING	PRICE PER SHARE AT SEPTEMBER 30, 2026	LIQUIDATION PREFERENCE	DIVIDEND RATE	CONVERTIBLE	CONVERSION RATIO AT SEPTEMBER 30, 2026	CONVERSION PRICE AT SEPTEMBER 30, 2026
Common shares (1)	76,612,723	$56.13	N/A	(2)	N/A	N/A	N/A
Series C	5,259,618	$25.54	$131,490	5.750%	Y	0.4433	$56.40
Series E	3,445,980	$31.29	$86,150	9.000%	Y	0.4866	$51.38
Series G	6,000,000	$19.56	$150,000	5.750%	N	N/A	N/A

CALCULATION OF TOTAL MARKET CAPITALIZATION:
Common shares outstanding at September 30, 2026 multiplied by closing price at September 30, 2026	$4,300,272
Aggregate liquidation value of Series C preferred shares (3)	131,490
Aggregate liquidation value of Series E preferred shares (3)	86,150
Aggregate liquidation value of Series G preferred shares (3)	150,000
Net debt at September 30, 2026 (4)	3,322,641
Total market capitalization	$7,990,553

(1) Excludes 2,285,835 common shares subject to forward sale agreements.
(2) Total monthly dividends declared in the third quarter of 2026 were $0.93 per share.
(3) Excludes accrued unpaid dividends at September 30, 2026.
(4) See pages 24 through 26 for definitions.

Q3 2026 Supplemental	Page 15

SUMMARY OF RATIOS
(UNAUDITED)

	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025
Debt to total assets ratio	54%	54%	52%	51%	50%	50%

Net debt to total market capitalization ratio (1)	42%	41%	41%	41%	37%	37%

Net debt to gross assets ratio (1)	42%	42%	39%	39%	38%	39%

Proforma net debt to gross assets ratio (1)	40%	41%	39%	n/a	n/a	n/a

Net debt/Adjusted EBITDAre ratio (1)(2)	5.0	5.3	5.2	5.0	4.7	5.1

Proforma net debt/Adjusted EBITDAre ratio (1)(2)	4.8	5.2	5.1	n/a	n/a	n/a

Net debt/Annualized adjusted EBITDAre ratio (1)(3)	5.1	5.2	4.9	4.9	4.9	5.0

Proforma net debt/Annualized adjusted EBITDAre ratio (1)(3)	4.9	5.1	4.8	n/a	n/a	n/a

Interest coverage ratio (4)	4.0	4.0	3.9	4.0	4.2	3.9

Fixed charge coverage ratio (4)	3.5	3.4	3.3	3.4	3.6	3.3

Debt service coverage ratio (4)	4.0	4.0	3.9	4.0	4.2	3.9

FFO payout ratio (5)	63%	66%	69%	69%	72%	71%

FFO as adjusted payout ratio (6)	62%	65%	71%	68%	65%	70%

AFFO payout ratio (7)	60%	65%	70%	67%	64%	70%

(1) See pages 24 through 26 for definitions. See prior period supplementals for detailed calculations, as applicable.
(2) Adjusted EBITDAre is for the quarter multiplied by four. See calculation on page 30.
(3) Annualized adjusted EBITDAre is adjusted EBITDAre for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other items which is then multiplied by four. These calculations can be found on page 30 under the reconciliation of Adjusted EBITDAre and Annualized Adjusted EBITDAre. See pages 24 through 26 for definitions.

(4) See page 28 for detailed calculation.
(5) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(6) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(7) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share. See pages 25 and 26 for a change to the Company's definition and calculation of AFFO. The Company has recast AFFO for all periods presented to reflect this change.

Q3 2026 Supplemental	Page 16

SUMMARY OF MORTGAGE NOTES RECEIVABLE
(UNAUDITED, DOLLARS IN THOUSANDS)
				CARRYING AMOUNT AS OF (1)
LOCATION	INTEREST RATE (2)	PAYOFF DATE/MATURITY DATE	OUTSTANDING PRINCIPAL AMOUNT OF MORTGAGE	SEPTEMBER 30, 2026	DECEMBER 31, 2025
North Carolina	8.00%	6/30/2027	$25,878	$25,778	$28,992
Oregon (3)	10.50%	12/31/2028	—	—	10,417
Kansas	8.15%	7/31/2029	9,090	9,200	9,201
Nebraska	9.75%	6/30/2030	10,905	11,032	10,957
Nebraska	9.75%	6/30/2030	10,539	10,692	10,676
Tennessee (4)	7.69%	9/30/2031	—	—	70,293
Alaska	8.80%	7/31/2032	82,000	80,949	80,398
Colorado and California	7.15%	1/10/2033	46,300	45,931	46,046
Texas	11.31%	6/1/2033	7,818	7,818	8,330
Texas	10.25%	11/26/2033	6,449	—	—
Colorado	8.47%	8/16/2034	89,702	88,449	72,683
Vermont	12.88%	12/1/2034	51,050	51,049	51,708
Ohio and Pennsylvania	11.75%	12/1/2034	37,562	37,536	37,439
Ohio	12.26%	12/1/2034	4,550	4,523	4,410
Georgia	8.65%	6/1/2035	5,923	5,965	5,963
New York	9.52%	1/5/2036	21,000	21,000	21,000
Utah	10.25%	5/31/2036	17,505	17,505	17,505
Mississippi	8.40%	6/12/2036	12,803	11,951	—
Ohio	9.75%	8/1/2036	18,068	18,068	18,067
North Carolina	8.25%	9/10/2036	12,600	12,616	—
Oregon	7.35%	9/8/2037	473	470	—
Colorado	8.00%	1/31/2038	10,292	10,111	9,891
Michigan	8.25%	10/14/2042	69,139	70,914	68,485
Massachusetts and New York	8.59%	1/10/2044	77,000	78,093	76,589
Canada	7.75%	9/25/2055	19,665	19,968	20,204
Total			$646,311	$639,618	$679,254
(1) Amounts include accrued interest and are net of allowance for credit losses.
(2) Weighted average interest rate at September 30, 2026 was approximately 9.12%.
(3) During the second quarter of 2026, the Company received payment in full on this mortgage note receivable.
(4) During the first quarter of 2026, the Company exercised its purchase option to convert this mortgage note receivable into a wholly-owned rental property subject to a long-term triple-net lease.

Q3 2026 Supplemental	Page 17

INVESTMENT SPENDING AND DISPOSITION SUMMARIES
(UNAUDITED, DOLLARS IN THOUSANDS)
INVESTMENT SPENDING THREE MONTHS ENDED SEPTEMBER 30, 2026
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$298	$—	$298	$—	$—	$—
Eat & Play	54,752	1,999	460	52,293	—	—
Experiential Lodging	12,600	—	—	—	12,600	—
Fitness & Wellness	104,254	39,232	1,069	49,813	14,140	—
Live Venues	473	—	—	—	473	—
Total Experiential	172,377	41,231	1,827	102,106	27,213	—
Total Investment Spending	$172,377	$41,231	$1,827	$102,106	$27,213	$—

INVESTMENT SPENDING NINE MONTHS ENDED SEPTEMBER 30, 2026
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$331	$—	$331	$—	$—	$—
Eat & Play	73,627	19,906	1,428	52,293	—	—
Attractions	387,599	—	—	387,599	—	—
Experiential Lodging	13,171	—	—	501	12,600	70
Fitness & Wellness	189,328	39,232	5,820	115,441	28,835	—
Live Venues	473	—	—	—	473	—
Total Experiential	664,529	59,138	7,579	555,834	41,908	70
Total Investment Spending	$664,529	$59,138	$7,579	$555,834	$41,908	$70

2026 DISPOSITIONS
	THREE MONTHS ENDED SEPTEMBER 30, 2026			NINE MONTHS ENDED SEPTEMBER 30, 2026
INVESTMENT TYPE	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES AND NOTES	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES AND NOTES
Theatres	$—	$—	$—	$473	$473	$—
Eat & Play	—	—	—	10,967	217	10,750
Attractions	3,500	—	3,500	3,500	—	3,500
Fitness & Wellness	2,270	—	2,270	2,270	—	2,270
Total Experiential	5,770	—	5,770	17,210	690	16,520
Education	68,188	68,188	—	68,188	68,188	—
Total Education	68,188	68,188	—	68,188	68,188	—
Total Dispositions	$73,958	$68,188	$5,770	$85,398	$68,878	$16,520

Q3 2026 Supplemental	Page 18

PROPERTY UNDER DEVELOPMENT - INVESTMENT SPENDING ESTIMATES AT SEPTEMBER 30, 2026 (1)
(UNAUDITED, DOLLARS IN THOUSANDS)

	SEPTEMBER 30, 2026		OWNED BUILD-TO-SUIT SPENDING ESTIMATES
	PROPERTY UNDER DEVELOPMENT	# OF PROJECTS	4TH QUARTER 2026	1ST QUARTER 2027	2ND QUARTER 2027	3RD QUARTER 2027	THEREAFTER	TOTAL EXPECTED COSTS (2)	% LEASED
Total Build-to-Suit	$45,866	9	$2,627	$1,417	$380	$7,944	$7,745	$65,979	100%
Non-Build-to-Suit Development	6,239
Total Property Under Development	$52,105

		SEPTEMBER 30, 2026	OWNED BUILD-TO-SUIT IN-SERVICE ESTIMATES
		# OF PROJECTS	4TH QUARTER 2026	1ST QUARTER 2027	2ND QUARTER 2027	3RD QUARTER 2027	THEREAFTER	TOTAL IN-SERVICE (2)	ACTUAL IN-SERVICE 3RD QUARTER 2026
Total Build-to-Suit		9	$8,999	$—	$2,207	$—	$54,773	$65,979	$—

	SEPTEMBER 30, 2026		MORTGAGE BUILD-TO-SUIT SPENDING ESTIMATES
	MORTGAGE NOTES RECEIVABLE	# OF PROJECTS	4TH QUARTER 2026	1ST QUARTER 2027	2ND QUARTER 2027	3RD QUARTER 2027	THEREAFTER	TOTAL EXPECTED COSTS (2)
Total Build-to-Suit Mortgage Notes	$167,011	3	$18,432	$63,982	$—	$18,482	$—	$267,907
Non-Build-to-Suit Mortgage Notes	472,607
Total Mortgage Notes Receivable	$639,618

(1) This schedule includes only those properties for which the Company has commenced construction as of September 30, 2026.
(2) "Total Expected Costs" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest, as applicable).
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

Q3 2026 Supplemental	Page 19

PORTFOLIO DETAIL AS OF SEPTEMBER 30, 2026
(UNAUDITED)

PROPERTY TYPE	PROPERTIES	OPERATORS		ANNUALIZED BASE REVENUE (ABR) (1)	STRATEGIC FOCUS
Theatres (2) (4)	148	17		34%	Reduce
Eat & Play	62	8	(3)	25%	Grow
Attractions	35	10		16%	Grow
Ski	11	3		7%	Grow
Experiential Lodging (5)	5	5		1%	Grow
Fitness & Wellness	32	15		10%	Grow
Gaming	1	1		2%	Grow
Cultural	1	1		1%	Grow
Live Venues	1	1		—%	Grow
EXPERIENTIAL PORTFOLIO	296	61		96%

EDUCATION PORTFOLIO	54	4		4%	Reduce

TOTAL PORTFOLIO	350	65		100%

(1) ABR represents annualized base revenue for all leases that have commenced and annualized cash interest for all executed mortgage notes receivable as of the balance sheet date. ABR excludes ground lease base rent paid by the Company's tenants for ground lease payments where the Company is the lessee.
(2) Excludes seven theatres located in Entertainment districts (included in Eat & Play).
(3) Excludes non-theatre operators at Entertainment districts.
(4) Includes one vacant theatre property that the Company intends to sell.
(5) Excludes one experiential lodging property held in unconsolidated joint ventures. The Company is working in good faith with its joint venture partners, the non-recourse debt provider and insurance companies with respect to this property to identify a path forward that the Company expects will result in the eventual removal of this property from the Company's portfolio. Accordingly, the carrying value of the investment in these joint ventures was zero at September 30, 2026.

Q3 2026 Supplemental	Page 20

LEASE EXPIRATIONS
AS OF SEPTEMBER 30, 2026
(UNAUDITED, DOLLARS IN THOUSANDS)

YEAR	TOTAL NUMBER OF PROPERTIES	ANNUALIZED BASE REVENUE (ABR) (1) AS OF SEPTEMBER 30, 2026	% OF ABR
2026	—	$—	—%
2027	2	2,783	—%
2028	9	11,809	2%
2029	13	14,996	2%
2030	20	32,474	5%
2031	2	2,811	—%
2032	9	10,322	2%
2033	7	7,528	1%
2034	35	64,677	10%
2035	30	73,995	12%
2036	41	67,199	10%
2037	29	75,307	12%
2038	41	57,425	9%
2039	2	4,894	1%
2040	3	7,688	1%
2041	31	20,839	3%
2042	4	14,570	2%
2043	7	13,659	2%
2044	—	—	—%
2045	4	18,232	3%
Thereafter	23	62,646	10%
	312	$563,854	87%

Note: This schedule excludes non-theatre tenant leases within the Company's entertainment districts, properties under development, land held for development, properties operated by the Company and investments in mortgage notes receivable.

(1) ABR represents annualized base revenue for all leases that have commenced and annualized cash interest for all executed mortgage notes receivable as of the balance sheet date. ABR excludes ground lease base rent paid by the Company's tenants for ground lease payments where the Company is the lessee.

Q3 2026 Supplemental	Page 21

TOP TEN CUSTOMERS BY PERCENTAGE OF ANNUALIZED BASE REVENUE (ABR)
(UNAUDITED)

		PERCENTAGE OF ANNUALIZED BASE REVENUE (ABR) (1)
	CUSTOMERS	SEPTEMBER 30, 2026
1.	Topgolf	14.5%
2.	American Multi-Cinema, Inc.	14.2%
3.	Regal Entertainment Group	10.2%
4.	Cinemark	6.3%
5.	Premier Parks	4.6%
6.	Enchanted Parks	4.5%
7.	Vail Resorts	4.5%
8.	Camelback Resort	3.6%
9.	Andretti Indoor Karting & Games	2.9%
10.	Six Flags Entertainment Corporation	2.7%
	Total	68.0%

(1) ABR represents annualized base revenue for all leases that have commenced and annualized cash interest for all executed mortgage notes receivable as of the balance sheet date. ABR excludes ground lease base rent paid by the Company's tenants for ground lease payments where the Company is the lessee.

Q3 2026 Supplemental	Page 22

GUIDANCE
(UNAUDITED, DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

MEASURE		2026 GUIDANCE
	YTD ACTUALS	CURRENT			PRIOR
Investment spending	$664.5	$675.0	to	$725.0	$600.0	to	$700.0
Disposition proceeds and mortgage note payoff	$85.4	$86.0			$50.0	to	$100.0
Percentage rent and participating interest	$17.2	$21.5	to	$24.5	$18.5	to	$22.5
General and administrative expense	$43.0	$57.0	to	$59.0	$56.0	to	$59.0
Other income (1)	$36.1	$44.0	to	$50.0	$40.0	to	$50.0
Other expense (1)	$34.7	$43.0	to	$49.0	$40.0	to	$50.0
FFO per diluted share	$4.18	$5.50	to	$5.58	$5.43	to	$5.59
FFOAA per diluted share	$4.16	$5.49	to	$5.57	$5.41	to	$5.57

RECONCILIATION FROM NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF EPR PROPERTIES (PER DILUTED SHARE):	YTD ACTUALS	2026 GUIDANCE
Net income available to common shareholders of EPR Properties	$2.75	$3.41	to	$3.49
Gain on real estate transactions	(0.41)	(0.41)
Real estate depreciation and amortization	1.87	2.54
Allocated share of joint venture depreciation	0.04	0.05
Impact of Series C and Series E dilution, if applicable	(0.07)	(0.09)
FFO available to common shareholders of EPR Properties	$4.18	$5.50	to	$5.58
Retirement and severance expense	0.02	0.02
Transaction costs	0.01	0.01
Provision (benefit) for credit losses, net	(0.06)	(0.06)
Costs associated with loan refinancing or payoff	0.01	0.01
Deferred income tax expense	—	0.01
FFO as adjusted (FFOAA) available to common shareholders of EPR Properties	$4.16	$5.49	to	$5.57

(1) Other income and other expense consist primarily of results from the Company's properties operated through third-party managers.
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. See cautionary statement concerning forward-looking statements on page 3.

Q3 2026 Supplemental	Page 23

DEFINITIONS - NON-GAAP FINANCIAL MEASURES

EBITDAre
The National Association of Real Estate Investment Trusts (“NAREIT”) developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax expense (benefit), depreciation and amortization, gains and losses on real estate transactions, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates. Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure because it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

ADJUSTED EBITDAre AND ANNUALIZED ADJUSTED EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and because it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding sale participation income, gain on insurance recovery, retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, impairment losses on operating lease right-of-use assets and prepayment fees. This number for the quarter is then multiplied by four to get an annual amount. Annualized Adjusted EBITDAre is Adjusted EBITDAre further adjusted to reflect (1) in-service and disposed projects (2) property under development that is build-to-suit at the initial cash yields of the projects upon completion (3) removal of other non-recurring items including out-of-period deferrals and stub rent payments and (4) annualization of the following items to ultimately reflect the financial results of the trailing twelve months or midpoint of guidance: (i) percentage rent and participating interest income and (ii) adjusted EBITDAre of managed properties and joint ventures.

The Company's method of calculating Adjusted EBITDAre and Annualized Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measures of performance under GAAP, do not represent cash generated from operations as defined by GAAP and are not indicative of cash available to fund all cash needs, including distributions. These measures should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

NET DEBT AND PROFORMA NET DEBT
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced by cash and cash equivalents. By excluding deferred financing costs, net, and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. Proforma Net Debt is presented by subtracting the estimated net proceeds from forward sale agreements under the Company's ATM Program from Net Debt. The Company believes both of these calculations constitute beneficial supplemental non-GAAP financial disclosures to investors in understanding its financial condition. The Company's method of calculating Net Debt and Proforma Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Q3 2026 Supplemental	Page 24

NET DEBT TO ADJUSTED EBITDAre RATIO, PROFORMA NET DEBT TO ADJUSTED EBITDAre RATIO, NET DEBT TO GROSS ASSETS RATIO, PROFORMA NET DEBT TO GROSS ASSETS RATIO AND NET DEBT TO TOTAL MARKET CAPITALIZATION RATIO
Net Debt to Adjusted EBITDAre Ratio, Proforma Net Debt to Adjusted EBITDAre Ratio, Net Debt to Gross Assets Ratio, Proforma Net Debt to Gross Assets Ratio and Net Debt to Total Market Capitalization Ratio are supplemental measures derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors commonly use versions of these ratios in a similar manner. In addition, financial institutions use versions of these ratios in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating Net Debt to Adjusted EBITDAre Ratio, Proforma Net Debt to Adjusted EBITDAre Ratio, Net Debt to Gross Assets Ratio, Proforma Net Debt to Gross Assets Ratio and Net Debt to Total Market Capitalization Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
NAREIT developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses on real estate transactions and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition. In addition, the Company presents FFO as adjusted. Management believes it is useful to provide FFO as adjusted as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, costs associated with loan refinancing or payoff, preferred share redemption costs and impairment of operating lease right-of-use assets, and by subtracting sale participation income, gain on insurance recovery and deferred income tax expense (benefit). FFO and FFO as adjusted are non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, the Company presents AFFO by adding to FFO retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, costs associated with loan refinancing or payoff, preferred share redemption costs, impairment of operating lease right-of-use assets, non-real estate depreciation and amortization, deferred financing fees amortization and share-based compensation expense to management and trustees, and by subtracting amortization of above and below market leases, net and tenant allowances, sale participation income, straight-lined rental revenue (removing the impact of straight-line ground sublease expense), non-cash portion of mortgage and other financing income, allocated share of joint venture non-cash items, gain on insurance recovery and deferred income tax (benefit) expense. To be consistent with the definitions used by most other triple-net REITs, the Company revised its definition of AFFO during the third quarter of 2026 to no longer deduct maintenance capital expenditures, and has recast AFFO for all prior periods presented to reflect this change. Reconciliations of AFFO and AFFO per diluted common share calculated under the previous definition to AFFO and AFFO per diluted common share calculated under the revised definition are included in the following table (unaudited, dollars in thousands except per share data):

Q3 2026 Supplemental	Page 25

	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025
Previous AFFO	$120,104	$111,750	$100,131	$101,373	$108,070	$95,834
Add: Maintenance capital expenditures	965	509	211	1,532	564	1,858
Revised AFFO	$121,069	$112,259	$100,342	$102,905	$108,634	$97,692

Previous AFFO per diluted common share	$1.53	$1.43	$1.29	$1.30	$1.39	$1.24
Add: Maintenance capital expenditures per diluted common share	0.01	—	—	0.02	—	0.02
Revised AFFO per diluted common share	$1.54	$1.43	$1.29	$1.32	$1.39	$1.26

AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or its cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. The Company calculates the interest coverage amount by adding to net income impairment charges, provision (benefit) for credit losses, net, transaction costs, interest expense, gross (including interest expense in discontinued operations), retirement and severance expense, depreciation and amortization, share-based compensation expense to management and trustees and costs associated with loan refinancing or payoff; subtracting sale participation income, interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on real estate transactions from continuing and discontinued operations, gain on insurance recovery, gain on previously held equity interest, prepayment fees and deferred income tax benefit (expense). The Company calculates interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. The Company considers the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. The Company's calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and preferred share dividends are also added to the denominator. The Company considers the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. The Company's calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and recurring principal payments are also added to the denominator. The Company considers the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. The Company's calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

Q3 2026 Supplemental	Page 26

Appendix to Supplemental Operating and Financial Data
Reconciliation of Certain Non-GAAP Financial Measures
Third Quarter Ended September 30, 2026

Q3 2026 Supplemental	Page 27

CALCULATION OF INTEREST, FIXED CHARGE AND DEBT SERVICE COVERAGE RATIOS
(UNAUDITED, DOLLARS IN THOUSANDS)
INTEREST COVERAGE RATIO (1):	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025
Net income	$100,121	$67,166	$62,610	$66,904	$66,586	$75,643
Retirement and severance expense	—	—	1,423	1,901	1,094	—
Transaction costs	187	45	293	471	492	669
Provision (benefit) for credit losses, net	836	138	(5,597)	(985)	9,117	997
Interest expense, gross	40,704	38,830	35,893	34,768	34,239	34,510
Depreciation and amortization	51,080	48,630	44,957	43,582	42,409	42,080
Share-based compensation expense
to management and trustees	4,929	4,296	4,099	3,643	3,907	3,912
Costs associated with loan refinancing or payoff	605	—	—	—	—	—
Interest cost capitalized	(152)	(205)	(383)	(710)	(758)	(961)
Straight-line rental revenue	(4,658)	(5,006)	(3,490)	(4,025)	(3,541)	(5,137)
Gain on real estate transactions	(30,457)	(182)	(1,027)	(5,297)	(8,073)	(16,779)
Deferred income tax expense (benefit)	146	255	114	(170)	(53)	(93)
Interest coverage amount	$163,341	$153,967	$138,892	$140,082	$145,419	$134,841
Interest expense, net	$40,310	$38,275	$34,763	$33,574	$33,238	$33,246
Interest income	242	350	747	484	243	303
Interest cost capitalized	152	205	383	710	758	961
Interest expense, gross	$40,704	$38,830	$35,893	$34,768	$34,239	$34,510

Interest coverage ratio	4.0	4.0	3.9	4.0	4.2	3.9
FIXED CHARGE COVERAGE RATIO (1):
Interest coverage amount	$163,341	$153,967	$138,892	$140,082	$145,419	$134,841
Interest expense, gross	$40,704	$38,830	$35,893	$34,768	$34,239	$34,510
Preferred share dividends	5,984	6,040	6,032	6,040	6,032	6,040
Fixed charges	$46,688	$44,870	$41,925	$40,808	$40,271	$40,550

Fixed charge coverage ratio	3.5	3.4	3.3	3.4	3.6	3.3
DEBT SERVICE COVERAGE RATIO (1):
Interest coverage amount	$163,341	$153,967	$138,892	$140,082	$145,419	$134,841
Interest expense, gross	$40,704	$38,830	$35,893	$34,768	$34,239	$34,510
Recurring principal payments	—	—	—	—	—	—
Debt service	$40,704	$38,830	$35,893	$34,768	$34,239	$34,510

Debt service coverage ratio	4.0	4.0	3.9	4.0	4.2	3.9
(1) See pages 24 through 26 for definitions.

Q3 2026 Supplemental	Page 28

RECONCILIATION OF INTEREST COVERAGE AMOUNT TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(UNAUDITED, DOLLARS IN THOUSANDS)

The interest coverage amount per the table on page 28 is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used by investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:

	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025

Net cash provided by operating activities	$168,983	$93,169	$113,367	$97,780	$136,483	$87,321

Equity in income (loss) from joint ventures	2,555	(984)	(2,632)	(2,396)	2,934	(1,681)
Distributions from joint ventures	—	(7)	—	—	—	—
Amortization of deferred financing costs	(3,100)	(2,699)	(2,672)	(2,380)	(2,120)	(2,102)
Amortization of above and below market leases and tenant allowances, net	(167)	75	81	81	81	81
Changes in assets and liabilities:
Operating lease assets and liabilities	73	787	520	532	496	259
Mortgage notes accrued interest receivable	598	312	956	(1,449)	1,824	(1,266)
Accounts receivable	(4,292)	10,222	3,431	4,307	(2,209)	8,619
Other assets	(1,685)	(431)	3,374	(1,238)	(1,318)	3,370
Accounts payable and accrued liabilities	(18,399)	17,524	(17,089)	15,141	(15,929)	10,160
Unearned rents and interest	(17,306)	2,335	6,861	(1,373)	(5,502)	999
Straight-line rental revenue	(4,658)	(5,006)	(3,490)	(4,025)	(3,541)	(5,137)
Interest expense, gross	40,704	38,830	35,893	34,768	34,239	34,510
Interest cost capitalized	(152)	(205)	(383)	(710)	(758)	(961)
Transaction costs	187	45	293	471	492	669
Retirement and severance expense (cash portion)	—	—	382	573	247	—
Interest coverage amount (1)	$163,341	$153,967	$138,892	$140,082	$145,419	$134,841

Net cash used by investing activities	$(101,460)	$(429,414)	$(50,865)	$(115,175)	$(36,329)	$(12,574)

Net cash (used) provided by financing activities	$(30,823)	$282,829	$(86,471)	$86,238	$(99,058)	$(73,416)

(1) See pages 24 through 26 for definitions.

Q3 2026 Supplemental	Page 29

RECONCILIATION OF EBITDAre, ADJUSTED EBITDAre AND ANNUALIZED ADJUSTED EBITDAre
(UNAUDITED, DOLLARS IN THOUSANDS)
ADJUSTED EBITDAre (1):	3RD QUARTER 2026	2ND QUARTER 2026	1ST QUARTER 2026	4TH QUARTER 2025	3RD QUARTER 2025	2ND QUARTER 2025
Net income	$100,121	$67,166	$62,610	$66,904	$66,586	$75,643
Interest expense, net	40,310	38,275	34,763	33,574	33,238	33,246
Income tax expense	774	617	614	954	725	681
Depreciation and amortization	51,080	48,630	44,957	43,582	42,409	42,080
Gain on real estate transactions	(30,457)	(182)	(1,027)	(5,297)	(8,073)	(16,779)
Costs associated with loan refinancing or payoff	605	—	—	—	—	—
Allocated share of joint venture depreciation	999	996	996	1,000	989	985
Allocated share of joint venture interest expense	570	502	503	516	497	430
EBITDAre	$164,002	$156,004	$143,416	$141,233	$136,371	$136,286
Retirement and severance expense	—	—	1,423	1,901	1,094	—
Transaction costs	187	45	293	471	492	669
Provision (benefit) for credit losses, net	836	138	(5,597)	(985)	9,117	997
Adjusted EBITDAre (for the quarter)	$165,025	$156,187	$139,535	$142,620	$147,074	$137,952
Adjusted EBITDAre (2)	$660,100	$624,748	$558,140	$570,480	$588,296	$551,808

ANNUALIZED ADJUSTED EBITDAre (1):
Adjusted EBITDAre (for the quarter)	$165,025	$156,187	$139,535	$142,620	$147,074	$137,952
In-service and disposition adjustments (3)	818	1,614	1,356	2,145	834	200
Managed and JV property adjustments (4)	(466)	(423)	2,432	1,914	(4,804)	285
Property under development adjustments (5)	765	—	332	934	1,303	1,715
Percentage rent/participation adjustments (6)	(4,042)	300	2,589	(2,829)	(1,906)	496
Non-recurring adjustments (7)	851	289	761	260	231	(606)
Annualized Adjusted EBITDAre (for the quarter)	$162,951	$157,967	$147,005	$145,044	$142,732	$140,042
Annualized Adjusted EBITDAre (8)	$651,804	$631,868	$588,020	$580,176	$570,928	$560,168
See footnotes on the following page.

Q3 2026 Supplemental	Page 30

(1) See pages 24 through 26 for definitions.
(2) Adjusted EBITDAre for the quarter is multiplied by four to calculate an annualized amount but does not include the annualization of investments put in service, acquired or disposed of during the quarter, as well as the potential earnings on property under development, the annualization of percentage rent and participating interest and adjustments for other items. These adjustments are considered in the calculation of Annualized Adjusted EBITDAre.
(3) Adjustments for rental properties commencing or terminating GAAP net operating income during the quarter and adjustments to revenue from mortgage notes receivable to be consistent with end of quarter balance.
(4) To annualize amounts from the actual latest quarterly amount to the trailing 12-month amount divided by four.
(5) To add in income for property under development that is build-to-suit at the initial cash yields of the projects upon completion.
(6) To adjust percentage rents and participating interest income from the actual quarterly amount to the midpoint of the guidance amount shown on page 23, less non-recurring adjustments, divided by four.
(7) Adjustments for various non-recurring items during the quarter.
(8) Annualized Adjusted EBITDAre for the quarter is multiplied by four to calculate an annualized amount.

Q3 2026 Supplemental	Page 31